As filed with the Securities and Exchange Commission on December 21, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INMED PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

British Columbia	98-1428279
(State or other jurisdiction of incorporation or organization)	(I.R.S Employer Identification No.)

Suite 310 – 815 West Hastings Street

Vancouver, British Columbia V6C 1B4

Canada

Telephone: (604) 669-7207

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

InMed Pharmaceuticals Inc. Amended 2017 Stock Option Plan

(Full title of the plan)

Registered Agent Solutions, Inc.

1100 H Street NW

Suite 840

Washington, DC 20005

Telephone: (888) 705-7274

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Eric A. Adams Chief Executive Officer InMed Pharmaceuticals Inc. Suite 310 – 815 West Hastings Street Vancouver, British Columbia V6C 1B4 Canada Telephone: (604) 669-7207	Brian P. Fenske Norton Rose Fulbright US LLP 1301 McKinney, Suite 5100 Houston, Texas 77010 Telephone: (713) 651-5557

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definition of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

On December 19, 2023, the board of directors of InMed Pharmaceuticals Inc. (the “Company”), approved the reservation of additional 700,000 shares of common stock, without par value (the “Common Shares”), for allotment under the InMed Pharmaceuticals Inc. Amended 2017 Stock Option Plan (the “2017 Stock Option Plan”).

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by the Company to register the additional Common Shares. These shares are in addition to the 51,633 Common Shares that may be issued under the 2017 Stock Option Plan pursuant to the Company’s Registration Statements on Form S-8 (File No. 333-268356) filed with the Securities and Exchange Commission (the “Commission”) on November 14, 2022, Form S-8 (File No. 333-253912) filed with the Commission on March 5, 2021, and Form S-8 (File No. 333-260323) filed with the Commission on October 18, 2021 (collectively, the “Prior Registration Statements”). Pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), the contents of the Prior Registration Statements are incorporated by reference into this Registration Statement, except to the extent supplemented, amended and superseded by the information set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the following documents, which have been previously filed with the Commission, are incorporated by reference into this Registration Statement:

●	our Annual Report on Form 10-K for the fiscal year ended June 30, 2023, filed with the SEC on September 29, 2023 and Amendment No.1 thereto on Form 10-K/A filed with the SEC on December 21, 2023;

●	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on October 27, 2023;

●	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, filed with the SEC on November 14, 2023; and

●	our Current Reports on Form 8-K, filed with the SEC on July 20, 2023, July 24, 2023, September 8, 2023, September 25, 2023, September 25, 2023, September 29, 2023, October 24, 2023, October 30, 2023, November 2, 2023, November 14, 2023, November 29, 2023, and December 20, 2023.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment that (i) indicates that all securities offered under this Registration Statement have been sold, or (ii) deregisters all securities then remaining unsold under this Registration Statement, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents. In no event, however, will any information that we disclose under Item 2.02 or Item 7.01 (and any related exhibits) of any Current Report on Form 8-K that we may from time to time furnish to the Commission be incorporated by reference into, or otherwise become a part of, this Registration Statement.

For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.	Exhibits.

Exhibit No.	Exhibit Description
4.1	Amended and Restated Articles (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-239319), filed on June 19, 2020).

4.2	InMed Pharmaceuticals Inc. Amended 2017 Stock Option Plan (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-8 (File No. 333-253912) filed on March 5, 2021).

4.3	Form of Stock Option Agreement pursuant to InMed Pharmaceuticals Inc. Amended 2017 Stock Option Plan (incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-8 (File No. 333-253912) filed on March 5, 2021).

4.4	Form of Specific Common Share Certificate (incorporated by reference to Exhibit 4.3 to the Company’s Form S-1 filed on July 13, 2021).

5.1*	Opinion of Norton Rose Fulbright Canada LLP regarding legality of securities being registered.

23.1*	Consent of Marcum LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.3*	Consent of Norton Rose Fulbright Canada LLP (contained in Exhibit 5.1).

24.1*	Power of Attorney (included as part of signature page to this Registration Statement).

107.1*	Calculation of Filing Fee Tables

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, InMed Pharmaceuticals Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, British Columbia, Canada, on December 21, 2023.

INMED PHARMACEUTICALS INC.

By:	/s/ Eric A. Adams
Eric A. Adams
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, the undersigned officers and directors of InMed Pharmaceuticals Inc., hereby severally constitute and appoint Eric A. Adams and Jonathan Tegge, and each of them singly (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated on December 21, 2023.

Name	Title

/s/ Eric A. Adams	President, Chief Executive Officer and Director
Eric A. Adams	(principal executive officer)

/s/ Jonathan Tegge	Interim Chief Financial Officer
Jonathan Tegge	(principal financial officer and principal accounting officer)

/s/ Janet Grove	Director
Janet Grove

/s/ Bryan Baldasare	Director
Bryan Baldasare

/s/ Andrew Hull	Director
Andrew Hull

/s/ Nicole Lemerond	Director
Nicole Lemerond

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements to Section 6(a) of the Securities Act of 1933, the undersigned has signed this registration statement solely in the capacity of the duly authorized representative of InMed Pharmaceuticals Inc. in the United States on December 21, 2023.

By:	/s/ Andrew Hull
Andrew Hull

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